Exhibit 99.(d)(1)(b)

Amended Fee Schedule to Investment Management Agreement

Portfolio:	Mgt. Fee Rate
AST J.P. Morgan International Equity	1.00 to $75 million; 0.85 over $75 million
AST International Growth	1.00
AST International Value	1.00
AST MFS Global Equity	1.00
AST UBS Dynamic Alpha (to be renamed AST J.P. Morgan Strategic Opportunities)	1.00
AST Small-Cap Growth	0.90
AST Neuberger Berman Small-Cap Growth	0.95
AST Federated Aggressive Growth	0.95
AST Goldman Sachs Small-Cap Value	0.95
AST Small-Cap Value	0.90
AST Goldman Sachs Mid-Cap Growth	1.00
AST Neuberger Berman/LSV Mid-Cap Value	0.90 to $1 billion; 0.85 over $1 billion
AST Neuberger Berman Mid-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST Mid-Cap Value	0.90
AST T. Rowe Price Natural Resources	0.90
AST T. Rowe Price Large-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST MFS Growth	0.90
AST Marsico Capital Growth	0.90
AST Goldman Sachs Concentrated Growth	0.90
AST DeAM Large-Cap Value	0.85
AST Large-Cap Value	0.75
AST AllianceBernstein Core Value	0.75
AST Cohen & Steers Realty	1.00
AST American Century Income & Growth	0.75
AST AllianceBernstein Growth & Income	0.75
AST T. Rowe Price Asset Allocation	0.85
AST T. Rowe Price Global Bond	0.80
AST High Yield	0.75
AST Lord Abbett Bond-Debenture	0.80
AST PIMCO Total Return Bond	0.65
AST PIMCO Limited Maturity Bond	0.65
AST Money Market	0.50
AST Aggressive Asset Allocation	0.15
AST Capital Growth Asset Allocation	0.15
AST Balanced Asset Allocation	0.15
AST Preservation Asset Allocation	0.15
AST Advanced Strategies	0.85
AST First Trust Balanced Target	0.85
AST First Trust Capital Appreciation Target	0.85
AST CLS Growth Asset Allocation	0.30
AST CLS Moderate Asset Allocation	0.30
AST Horizon Growth Asset Allocation	0.30
AST Horizon Moderate Asset Allocation	0.30
AST Niemann Capital Growth Asset Allocation (to be renamed AST Fidelity Investments® Pyramis® Asset Allocation Portfolio)	0.30 0.85 (subject to shareholder approval)
AST Western Asset Core Plus Bond	0.70

AST Bond Portfolio 2015	0.65 to $500 million
AST Bond Portfolio 2016	(pro rata by fund on combined assets);
AST Bond Portfolio 2017	0.64 over $500 million
AST Bond Portfolio 2018	(pro rata by fund on combined assets)
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Investment Grade Bond
AST Global Real Estate	1.00
AST QMA US Equity Alpha	1.00
AST Parametric Emerging Markets Equity	1.10
AST Focus Four Plus	0.85
AST Academic Strategies	0.72
AST Schroders Multi-Asset World Strategies	1.10
AST Jennison Large-Cap Value	0.75
AST Jennison Large-Cap Growth	0.90

Dated: April 30, 2003

Revised: June 7, 2005

Further Revised: December 1, 2005

Further Revised:  June 30, 2006

Further Revised:  May 1, 2007

Further Revised:  June 21, 2007

Further Revised:  November 15, 2007

Further Revised:  March 5, 2008

Further Revised:  May 1, 2008

Further Revised:  July 21, 2008

Further Revised:  September 16, 2008

Further Revised:  June 26, 2009

Further Revised:  October 1, 2009